UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2015 (August 25, 2015)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

First Lien Senior Secured Notes due 2020

Indenture

On August 25, 2015 (the “Closing Date”), Infor (US), Inc. (the “Issuer”), a wholly owned subsidiary of Infor, Inc. (the “Company”), entered into an indenture (the “Indenture”), by and among the Issuer, the Company, the other guarantors party thereto (together with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent, in connection with the issuance of $500 million aggregate principal amount of the Issuer’s 5.750% First Lien Senior Secured Notes due 2020 (the “Notes”) at an initial issue price of 99.000%. The Issuer intends to use the gross proceeds from the Notes, together with cash on hand and equity issued to certain shareholders and management of GT Nexus, Inc. (“GT Nexus”), to fund its previously announced acquisition of GT Nexus (the “Acquisition”) pursuant to that certain Agreement and Plan of Merger, dated August 10, 2015 (the “Merger Agreement”), by and among the Issuer, GT Topco, LLC, Apollo Acquisition Sub, Inc., GT Nexus and Warburg Pincus Equity Partners Liquidating Trust, as Seller Representative, and to pay related transaction fees and expenses.

The gross proceeds from the offering of the Notes (the “Escrowed Funds”) were deposited into an escrow account pursuant to an escrow agreement, dated as of the Closing Date (the “Escrow Agreement”), among the Issuer, the Trustee and Wilmington Trust, National Association, as escrow agent (in such capacity, the “Escrow Agent”), until the date that certain escrow conditions are satisfied. The Escrowed Funds will be released upon delivery to the Escrow Agent of an officer’s certificate stating that the conditions to the release of the Escrowed Funds from escrow are satisfied. In addition, if (i) the Acquisition is not consummated on or prior to December 11, 2015 or (ii) the Issuer notifies the Trustee and the Escrow Agent that the Merger Agreement has been terminated in accordance with its terms or upon the occurrence of certain other events, the Notes will be subject to a special mandatory redemption at a price equal to the initial issue price of the Notes, plus accrued and unpaid interest from Closing Date up to, but not including, the date of such redemption.

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes are the Issuer’s and the Guarantors’ first lien senior secured obligations and rank (i) equal in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior debt, including borrowings under the Issuer’s existing credit facilities; (ii) effectively senior in the right of payment to all of the Issuer’s and the Guarantors’ existing and future senior unsecured debt and junior lien debt to the extent of the value of collateral securing the notes, including the Issuer’s 6.50% Senior Notes due 2022 and its 5.75% Senior Notes due 2022; (iii) senior in right of payment to all of the Issuer’s and the Guarantors’ existing and future subordinated debt; and (iv) structurally subordinated to all existing and future liabilities of the Issuer’s non-guarantor subsidiaries.

The Notes are fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Company and certain of its existing and future wholly owned domestic restricted subsidiaries and the Notes and the Guarantees are secured on a first-priority basis by the assets that secure the Issuer’s and the Guarantors’ obligations under the Issuer’s existing credit facilities.

Interest is payable on the Notes on each February 15 and August 15, commencing on February 15, 2016. The Issuer may redeem some or all of the Notes at any time prior to August 15, 2017, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, plus a make-whole premium. On or after August 15, 2017, the Issuer may redeem some or all of the Notes at the redemption prices set forth in the Indenture. In addition, at any time prior to August 15, 2017, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes, at a redemption price equal to 105.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings. In addition, the Notes are also redeemable, in whole or in part, on or prior to November 25, 2015, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. If the Issuer experiences certain change of control events, the Issuer will be required to repurchase all or part of the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Issuer and the Company and the ability of certain of their subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into certain mergers or consolidations; and enter into certain transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

The Notes and the related guarantees have not been and will not be registered under the Securities Act. Unless they are registered, the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K (this “Current Report”) is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and the form of the Notes, a copy of which is filed as Exhibit 4.2 hereto, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 25, 2015, among Infor (US), Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.2	Form of 5.750% First Lien Senior Secured Notes due 2020 (included as Exhibit A to Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: August 27, 2015	By:	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
President

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of August 25, 2015, among Infor (US), Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.2	Form of 5.750% First Lien Senior Secured Notes due 2020 (included as Exhibit A to Exhibit 4.1).